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                                        UNITED STATES
                              SECURITIES AND EXCHANGE COMMISSION
                                    Washington, D.C. 20549

                                           FORM 8-K

                                        CURRENT REPORT

            Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

             Date of Report (Date of earliest event reported): December 15, 2005

                              SOUTHERN CALIFORNIA EDISON COMPANY
                    (Exact name of registrant as specified in its charter)

             CALIFORNIA                    001-2313                        95-1240335
    (State or other jurisdiction          (Commission                   (I.R.S. Employer
          of incorporation)              File Number)                  Identification No.)

                                   2244 Walnut Grove Avenue
                                        (P.O. Box 800)
                                  Rosemead, California 91770
                 (Address of principal executive offices, including zip code)

                                         626-302-1212
                     (Registrant's telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
        (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
        (17 CFR 240.13e-4(c))

Page

                       Section 1 - Registrant's Business and Operations

Item 1.01    Entry into a Material Definitive Agreement

Amended and Restated Credit Agreement:

        On December 15, 2005, Southern California Edison Company ("SCE") entered into an
Amended and Restated Credit Agreement (the "Credit Agreement") with JPMorgan Chase Bank,
N.A., as Administrative Agent, Citicorp North America, Inc., as Syndication Agent, and
Credit Suisse First Boston, Lehman Commercial Paper Inc., and Wells Fargo Bank, N.A., as
Documentation Agents.

        The amendments to the Credit Agreement increased the amount that SCE can borrow on a revolving basis from $1.25 billion to $1.7 billion, amended the fee structure and changed the termination date to December 15, 2010, which may be extended.  The Credit Agreement contains standard covenants and representations and warranties.  The credit facility is secured by first and refunding mortgage bonds issued by SCE.  The first and refunding mortgage bonds pledged as security for the credit facility can be removed at SCE's discretion subject to the terms of the Credit Agreement.

        SCE expects that the credit facility will be used to support commercial paper issuances, for letters of credit and for general corporate purposes.

        Many of the investment banking firms that are a party to the Credit Agreement or their affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services for SCE and certain of its subsidiaries and affiliates, for which service they have in the past received, and may in the future receive, customary compensation and reimbursement of expenses.

        The foregoing description is qualified in its entirety by reference to the full text of the Credit Agreement, filed as Exhibit 10.1 hereto and incorporated by reference herein.

Consulting Agreement:

        On December 20, 2005, SCE and Harold B. Ray, an executive vice president of SCE and a
"named executive officer" in its 2005 proxy statement filed with the Securities and Exchange
Commission on April 11, 2005, entered into a Consulting Agreement (the "Consulting
Agreement"), pursuant to which Mr. Ray will serve as an independent contractor consultant to
SCE for a two year period commencing on January 1, 2006.  Mr. Ray will retire as an employee of SCE on December 31, 2005.

        Pursuant to the Consulting Agreement, a copy of which is attached hereto as Exhibit
10.2 and incorporated herein by reference, Mr. Ray will be paid a retainer during the period he serves as a consultant to SCE of $25,000 per month.  In the event that Mr. Ray works for more than 750 hours in any 12-month period during his term as a consultant, he will be paid an additional $450 for each additional hour worked.  Under no circumstances is Mr. Ray to
exceed 1,000 hours during either year of the two year term.   SCE will reimburse Mr. Ray for
reasonable travel and related expenses he incurs while serving as a consultant.

        Mr. Ray may terminate the Consulting Agreement at any time after January 1, 2007 if he accepts full-time employment at a business entity by giving SCE at least 90 days advance written notice.  SCE may terminate the Consulting Agreement at any time after January 1,
2007 for any reason by giving Mr. Ray at least 60 days advance written notice.  SCE may also terminate the Consulting Agreement at any time for cause (as defined in the Consulting
Agreement).

                              Section 2 - Financial Information

Item 2.03      Creation of a Direct Financial Obligation or an Obligation under an
Off-Balance Sheet Arrangement of a Registrant

        See Item 1.01.

                        Section 9 - Financial Statements and Exhibits

Item 9.01.   Financial Statements and Exhibits

        (c)    Exhibits

        See the Exhibit Index below.

                                          SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            SOUTHERN CALIFORNIA EDISON COMPANY
                                                     (Registrant)

                                            /s/ Linda G. Sullivan
                                            ----------------------------------
                                            Linda G. Sullivan
                                            Vice President and Controller

Date:  December 21, 2005

                                        EXHIBIT INDEX

Exhibit No.         Description

4.1                 One Hundred Eleventh Supplemental Indenture, dated as of December
                    12, 2005.

4.2                 Certificate as to Actions Taken by Officer of Southern California
                    Edison Company, dated as of December 12, 2005.

10.1                Amended and Restated Credit Agreement among Southern California
                    Edison Company and JPMorgan Chase Bank, N.A., as Administrative
                    Agent, Citicorp North America, Inc., as Syndication Agent, and
                    Credit Suisse First Boston, Lehman Commercial Paper Inc., and Wells
                    Fargo Bank, N.A., as Documentation Agents, dated as of December 15,
                    2005.

10.2                Consulting Agreement, dated as of December 20, 2005, between
                    Southern California Edison Company and Harold B. Ray.